Exhibit 99.1

KEYSPAN                                                                     NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:    Investors                                       Media Relations
             George Laskaris                                 Ed Yutkowitz
             718.403.2526                                    718.403.2523


                   KeySpan Announces Solid 2nd Quarter Results
                   -------------------------------------------
                      Earnings Meet Consensus Expectations
     Year-to-Date Operating Income from Core Operations Up 3% Over Last Year

Brooklyn, New York, August 4, 2005 - KeySpan Corporation (NYSE: KSE) announced consolidated GAAP earnings from continuing operations, less preferred stock dividends, of $18.0 million or $0.11 per share for the second quarter of 2005, consistent with consensus expectations, and compared to $128.5 million or $0.80 per share for the same period last year. The quarterly results of $0.11 per share compared to core earnings of $0.13 per share in 2004. Last year's core results exclude the second quarter earnings contribution of $0.67 per share from non-core operations and asset sales, as described below.

For the six month period ended June 30, 2005, KeySpan reported consolidated GAAP earnings from continuing operations, less preferred stock dividends, of $252.4 million or $1.52 per share, compared to $375.1 million or $2.35 per share for the same period last year. Core operations in the first half of 2005 realized $259.2 million or $1.56 per share, compared to $243.6 million or $1.52 per share for the same period in 2004. These results exclude $0.04 per share of debt redemption premiums in 2005 and last year's earnings contribution of $0.83 per share from non-core operations and asset sales, as described below. Year-to-date 2005 results reflect a $0.05 per share dilutive impact of the May equity issuance of 12.1 million shares associated with the conversion of MEDS Equity Units.

Discontinued operations reflected a loss of $1.8 million or $0.01 per share for the three and six months ended June 30, 2005, and compared to a gain of $0.8 million or $0.01 per share and $0.4 million (no earnings per share impact) recorded in the three and six months ended June 30, 2004, respectively.

"I am pleased with the solid performance of our core gas and electric businesses, as the Company continues to execute on its focused strategy. The second quarter is normally a shoulder period and we are encouraged by the solid results compared to last year, in spite of very cool weather in May," said
Robert B. Catell, Chairman and Chief Executive Officer. "We remain on track to achieving our customer growth in the gas business, with a goal for 2005 of close to $50 million in new gross profit margin. Our electric business completed all necessary maintenance work to continue its reliable performance, as it is prepared to serve the New York area during the peak summer season."

2005 GAAP earnings results include the special item charge associated with the premiums paid to redeem $500 million of outstanding bonds in January 2005. Results for 2004 include the impact of the following items recorded in the second quarter: gains associated with the partial sale of the Company's ownership interest in KeySpan Canada, and the Houston Exploration transaction which reduced KeySpan's ownership interest from 55% to 23.5%; a non-cash "ceiling test" writedown of the Company's investment in its remaining E&P subsidiaries; as well as the earnings from the operations of these investments. The details of these items are presented in a table at the end of this release.

Segment Highlights

Results in 2005 and 2004 are reported on an Operating Income basis as follows:

-------------------------------------------------------------- ------------ ------------- ------------ ------------
                                                                  2nd           2nd           YTD          YTD
           Operating Income / (Loss) [$ millions]               Quarter       Quarter        2005         2004
           --------------------------------------                 2005         2004
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Gas Distribution                                                      30.4          35.1        422.3        414.7
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Electric Services                                                     65.7          67.9        116.7        115.1
----------------------------------------------------------------------------------------- -------------------------
Energy Investments
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Houston Exploration                                                 -          58.5            -        120.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     E&P Ceiling Test Writedown                                          -         (48.2)           -        (48.2)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     KeySpan Canada                                                      -           2.3            -         10.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Other Energy Investments                                          5.5           4.2         11.9          8.3
-------------------------------------------------------------- ------------ ------------- ------------ ------------
     Total Energy Investments                                          5.5          16.8         11.9         91.9
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Energy Services                                                       (2.8)         (6.0)        (5.6)       (23.5)
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Segments                                              98.8         113.8        545.3        598.2
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Other                                                                  4.4           8.4         (3.4)        11.6
                                                                       ---           ---        -----         ----
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income                                               103.2         122.2        541.9        609.8
-------------------------------------------------------------- ------------ ------------- ------------ ------------
Total Operating Income excluding       Houston Exploration,          103.2         109.5        541.9        526.1
E&P Ceiling Test     and KeySpan Canada
-------------------------------------------------------------- ------------ ------------- ------------ ------------

  Notes:

- Operating Income in the Energy Investments segment for 2004 reflects 100% of KeySpan's interest in Houston Exploration for the five months ended May 31, and one month of equity earnings for KeySpan's 23.5% interest in Houston Exploration.

- Operating Income in the Energy Investments segment for 2004 reflects 100% of KeySpan's interest in its Canadian subsidiaries for the three months ended March 31, and three months of equity earnings for KeySpan's 25% interest in its Canadian subsidiaries.

For the first half of 2005, operating income increased $15.8 million or 3%, to $541.9 million, compared to $526.1 million for the same period last year, excluding non-core businesses. The main driver of this increase was the gas distribution business, which benefited from new load growth and customer additions. The electric services segment augmented this performance by the added capacity at the 250 MW Ravenswood generating station, which serves the New York City market and went into commercial operation in the second quarter of last year. Operating income for the second quarter of 2005 was $103.2 million, down $6.3 million from 2004, excluding last year's non-core contributions.

Key Operating Income Drivers by Segment

o Our Gas Distribution segment, which serves New York City, Long Island and New England, reported operating income of $422.3 million for the first six months of 2005, an increase of $7.6 million or 2% over last year. These results benefited from higher net revenues of $26.7 million, primarily from new customer additions and oil-to-gas conversions, as well as higher net revenues in the large volume heating market. During the first half of 2005, KeySpan completed more than 17,550 gas installations, which should add approximately $20 million in new gross profit margin. These results were partially offset by an increase in operating expenses of approximately
     $19.1 million, primarily due to a larger provision for uncollectible accounts driven by higher gas prices, higher write-offs for bad debt, and increased repair and maintenance costs. For the second quarter of 2005, operating income was $30.4 million, down $4.7 million from last year, primarily due to a larger provision for uncollectible accounts.

o The Electric Services segment owns and operates generation in the New York City and Long Island "load pockets" and also manages the Long Island Power Authority's transmission and distribution system under long-term contracts. This segment reported operating income for the first six months of 2005 of $116.7 million, which was $1.6 million higher than the same period last year, reflecting an increase in net revenues of $20.5 million or 4%, primarily due to the added generation capacity and improved pricing associated with the Ravenswood generating station. These results were partially offset by the higher operating lease costs of $7.5 million associated with the Ravenswood expansion financing, higher overhaul costs for the generation plants, and reduced revenues in the retail electric marketing business due to changes made in this market. Operating income results for the second quarter of 2005 were $65.7 million, down $2.2 million from the same period last year, due to higher lease expenses and plant overhaul costs, an unusually cool May, as well as lower net revenues from retail marketing activities.

o The Energy Investments segment is composed of the Company's Seneca Upshur gas exploration and production operations, as well as investments in natural gas pipelines and other energy-related projects. This segment reported operating income for the first half of 2005 of $11.9 million, down from $91.9 million last year. The 2004 results include the Company's ownership interest in Houston Exploration and KeySpan Canada. Excluding the results of the operations of these two divestitures, operating income for the first half of this year increased by $3.6 million, from $8.3 million to $11.9 million, primarily associated with operating income from the Seneca-Upshur subsidiary and lower operating costs.

o The Energy Services segment includes companies that provide energy related services to homes and businesses in the New York City and Boston metropolitan areas. This segment reported an operating loss of $5.6 million for the first half of 2005, as compared to a loss of $23.5 million incurred in the same period last year. The 2004 results reflect 1st quarter working capital writedowns of $14 million. During the first quarter of 2005, KeySpan completed the divestiture of its mechanical contracting companies, and their results have been reflected as discontinued operations.

Financial Update

The Company was able to strengthen its balance sheet with the equity issuance of $460 million on May 16, 2005, resulting from the conversion of the MEDS Equity Units. In addition, as a result of the redemptions of outstanding bonds which took place in the first quarter of 2005 and during 2004, the Company had $3.9 billion of long-term debt outstanding at the end of the second quarter of 2005, compared to $5.2 billion at this time last year. As a result, the Company's interest expense for the first six months of 2005 decreased by $39.9 million or 23%, as compared to last year, including the accelerated amortization of interest rate swaps on redeemed bonds.

At the end of the second quarter of 2005, the Company's debt-to-total-capitalization ratio on a GAAP basis was 48.4%, as compared to 57.4% at the end of 2004. The Company successfully closed on its credit facilities in June, with a new $920 million facility due in 2010 and an amended $580 million facility due in 2009. These facilities replace an existing $660 million, 3-year facility due 2006 and a $640 million, 5-year facility due 2009. The credit facilities support KeySpan's commercial paper program and provide the Company financing flexibility.

The Company declared an increased quarterly common stock dividend of $0.455 per share, paid on August 1, 2005, to shareholders of record as of July 13, 2005. This is the Company's 29th consecutive quarter of paying a dividend, building upon its long-standing commitment of dividend payments to its shareholders. The new annual dividend rate of $1.82 per share is supported by the Company's strong cash flows and provides a yield to shareholders of 4.5% to 5%, as well as an excellent platform for future growth in the dividend.

2005 Earnings Outlook

KeySpan's 2005 earnings guidance remains at $2.30 to $2.40 per share, as announced in December 2004, excluding special items. This guidance includes the dilutive effect of the conversion of the MEDS Equity Units in May 2005. The Company's earnings forecast may vary significantly during the year due to, among other things, changing energy market conditions and weather.

"Our low risk businesses continue to contribute steady cash flows and help maintain KeySpan's `A' quality credit rating," said Mr. Catell. "We continue to seek investments that support our core businesses, and will help meet our core earnings growth goal of 4% to 5% per year. This growth, in addition to our dividend, currently yielding approximately 4.5%, will continue to deliver value to our shareholders."

Below is a description of the items discussed in this release and a reconciliation to consolidated earnings.
-------------------------------------------------------------------------------------------------------------------------
                                                                2005                                2004
Reconciliation of                                   (millions)       Earnings per       (millions)       Earnings per
GAAP Earnings                                                           share                               share
-------------------------------------------------- -------------- ------------------- --------------- -------------------
GAAP Earnings for Common Stock                        $250.6            $1.51             $375.5             $2.35
Year-to-Date
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------- ---------------------------------- -----------------------------------
                                                           2nd Quarter 2005                    2nd Quarter 2004
Item Description
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Contribution from Non-Core                      -                -                $22.7             $0.14
Operations (Houston Expl. & Canada)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Sale of Houston Exploration (31%)                        -                -               $150.1             $0.94
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Deferred Tax Provision on Remaining                      -                -               $(44.1)           $(0.28)
Houston Exploration investment
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Sale of KeySpan Canada                                   -                -                $10.1             $0.06
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Ceiling Test Writedown in E&P                            -                -               $(31.1)           $(0.19)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
  Total for the 2nd Quarter                              -                -               $107.7             $0.67
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------- ---------------------------------- -----------------------------------
                                                           1st Quarter 2005                    1st Quarter 2004
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Contribution from Non-Core                      -                -               $23.8             $0.16
Operations (Houston Expl. & Canada)
-------------------------------------------------- -------------- ------------------- --------------- -------------------
Debt Redemption Premiums                              $(6.8)           $(0.04)              -                 -
-------------------------------------------------- -------------- ------------------- --------------- -------------------
  Total for the 1st Quarter                           $(6.8)           $(0.04)            $23.8             $0.16
-------------------------------------------------- -------------- ------------------- --------------- -------------------

-------------------------------------------------- -------------- ------------------- --------------- -------------------
Total for Year-to-Date                                $(6.8)           $(0.04)           $131.5             $0.83
-------------------------------------------------- -------------- ------------------- --------------- -------------------

-------------------------------------------------- -------------- ------------------- --------------- -------------------
Discontinued Operations (YTD)                         $(1.8)           $(0.01)             $0.4             $0.00
-------------------------------------------------- -------------- ------------------- --------------- -------------------

-------------------------------------------------- -------------- ------------------- --------------- -------------------
Earnings Year-to-Date                                $259.2             $1.56            $243.6             $1.52
excluding above Items
-------------------------------------------------- -------------- ------------------- --------------- -------------------

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2005 2nd Quarter Earnings Conference Call on:

Thursday, August 4, 2005, at 10:30 AM (EST)

Live Dial-In Number: 888-552-7850
International Dial-In Number: (706) 645-9166

Replay will begin two hours after completion of the call until 8/11/05 Replay Dial In: 800-642-1687
International Replay: 706-645-9291
Conference ID: 7599862

Audio webcast available at http://investor.keyspanenergy.com

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                                  KeySpan
                     Consolidated Statement of Income
------------------------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended June 30,               Six Months Ended June 30,
(In Millions of Dollars, Except Per Share Amounts)             2005                 2004                2005                 2004
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                      $   821.1            $   676.4           $ 2,846.5             $ 2,604.2
     Electric Services                                         468.5                433.8               869.1                 792.9
     Energy Services                                            44.2                 41.9                88.6                  86.0
     Houston Exploration                                           -                116.5                   -                 268.1
     Energy Investments                                          8.7                  9.2                18.8                  37.2
                                                    --------------------------------------------------------------------------------
Total Revenues                                               1,342.5              1,277.8             3,823.0               3,788.4
                                                    --------------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                  501.6                363.1             1,810.5               1,589.7
     Fuel and purchased power                                  159.2                130.3               292.3                 231.9
     Operations and maintenance                                391.8                391.3               779.0                 798.3
     Depreciation, depletion and
      amortization                                              97.5                189.0               203.6                 360.2
     Operating taxes                                            94.0                 90.3               205.8                 212.6
                                                    --------------------------------------------------------------------------------
Total Operating Expenses                                     1,244.1              1,164.0             3,291.2               3,192.7
Income from equity investments                                   4.7                  8.4                10.0                  14.1
Sale of assets                                                   0.1                    -                 0.1                     -
                                                    --------------------------------------------------------------------------------
Operating Income                                               103.2                122.2               541.9                 609.8
                                                    --------------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                          (72.6)               (88.5)             (132.7)               (172.6)
     Gain on sale of investments                                   -                172.9                 4.1                 172.9
     Cost of debt redemption                                       -                    -               (20.9)                    -
     Minority interest                                             -                (16.7)                  -                 (37.0)
     Other                                                       4.1                 19.2                13.2                  21.8
                                                    --------------------------------------------------------------------------------
Total Other Income and (Deductions)                            (68.5)                86.9              (136.3)                (14.9)
                                                    --------------------------------------------------------------------------------
Income Taxes
     Current                                                    16.0                  9.7               144.8                 164.4
     Deferred                                                   (0.2)                69.4                 6.2                  52.4
                                                    --------------------------------------------------------------------------------
Total Income Taxes                                              15.8                 79.1               151.0                 216.8
                                                    --------------------------------------------------------------------------------
Earnings from continuing operations                             18.9                130.0               254.6                 378.1
Discontinued Operations
    Income (loss) from discontinued
     operations, net of tax                                     (1.9)                 0.8                (4.1)                  0.4
    Gain on disposal, net of tax                                 0.1                    -                 2.3                     -
                                                    --------------------------------------------------------------------------------
Loss from discontinued operations                               (1.8)                 0.8                (1.8)                  0.4
                                                    --------------------------------------------------------------------------------
Net Income                                                      17.1                130.8               252.8                 378.5
Preferred stock dividend requirements                            0.9                  1.5                 2.2                   3.0
                                                    --------------------------------------------------------------------------------
Earnings for Common Stock                                  $    16.2            $   129.3           $   250.6             $   375.5
                                                    ================================================================================
Basic Earnings Per Share:
  Continuing Operations,
         less preferred stock dividends                    $    0.11            $    0.80           $    1.52             $    2.35
  Discontinued Operations                                      (0.01)                0.01               (0.01)                    -
                                                    --------------------------------------------------------------------------------
Basic Earnings Per Share                                   $    0.10            $    0.81           $    1.51             $    2.35
                                                    ================================================================================
Diluted Earnings Per Share
  Continuing Operations,
         less preferred stock dividends                         0.10               $ 0.80                1.52                  2.33
  Discontinued Operations                                      (0.01)                   -               (0.01)                    -
                                                    --------------------------------------------------------------------------------
Diluted Earnings Per Share                                 $    0.09               $ 0.80           $    1.51                $ 2.33
                                                    ================================================================================
Average Common Shares Outstanding (000)                      169,933              160,167             165,529               160,030
Average Common Shares Outstanding -
  Diluted (000)                                              170,878              161,433             166,507               161,256
------------------------------------------------------------------------------------------------------------------------------------


                                     KeySpan
                               Segment Information
                        Three Months Ended June 30, 2005
                            (In Millions of Dollars)

                                                                                              Total
                                          Gas        Electric      Energy        Energy     Operating    Reconcili-       Total
                                     Distribution    Services   Investments     Services     Segments      ations      Consolidation

 Unaffiliated Revenues                    821.1        468.5         8.7           44.2      1,342.5           -           1,342.5
 Intersegment Revenues                        -            -           -            3.7          3.7        (3.7)              0.0
                                   -------------------------------------------------------------------------------------------------
                                          821.1        468.5         8.7           47.8      1,346.2        (3.7)          1,342.5
                                   -------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                            501.6            -           -              -        501.6           -             501.6

 Purchased Fuel                               -        159.0         0.1              -        159.2           -             159.2

 Operations and Maintenance               175.2        176.6         5.2           48.3        405.3       (13.5)            391.8

 Depreciation, Depletion and
  Amortization                             67.1         23.1         1.8            2.0         94.1         3.4              97.5

 Operating Taxes                           46.6         44.1         0.9            0.4         92.0         2.0              94.0

                                   -------------------------------------------------------------------------------------------------
 Total  Operating Expenses                790.6        402.8         8.1           50.6      1,252.2        (8.1)          1,244.1
                                   -------------------------------------------------------------------------------------------------

 Income From Equity Investments               -            -         4.7              -          4.7           -               4.7

                                            0.0            -         0.1              -          0.1           -               0.1

                                   -------------------------------------------------------------------------------------------------
 Operating Income                          30.4         65.7         5.5           (2.8)        98.8         4.4             103.2
                                   =================================================================================================

                                     KeySpan
                               Segment Information
                        Three Months Ended June 30, 2004
                            (In Millions of Dollars)

                                                          Energy Investments
                                                        ------------------------
                                                                                               Total
                                   Gas        Electric    Houston        Other      Energy    Operating   Reconcili-       Total
                               Distribution   Services  Exploration   Investments  Services   Segments      ations     Consolidation

 Unaffiliated Revenues             676.4       433.8       116.5          9.2        41.9     1,277.8                     1,277.8
 Intersegment Revenues                 -           -           -          1.3         2.9         4.2       (4.2)               -
                               -----------------------------------------------------------------------------------------------------
                                   676.4       433.8       116.5         10.5        44.9     1,282.0       (4.2)         1,277.8
                               -----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                     363.1           -           -            -           -       363.1          -            363.1

 Purchased Fuel                        -       130.2           -          0.1           -       130.3        0.0            130.3

 Operations and Maintenance        168.1       172.1        14.5          7.4        48.4       410.5      (19.1)           391.4

 Depreciation, Depletion
  and Amortization                  66.8        22.4        44.5         49.1         2.1       184.8        4.2            189.0

 Operating Taxes                    43.2        41.2         1.5          1.5         0.4        87.8        2.3             90.2

                               -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses          641.3        365.9       60.5         58.1        50.9    1,176.6      (12.6)          1,164.0
                               -----------------------------------------------------------------------------------------------------

 Income From Equity Investments        -           -         2.5          5.9           -         8.4          -               8.4

                               -----------------------------------------------------------------------------------------------------
 Operating Income                    35.1         67.9       58.5        (41.7)       (6.0)     113.8        8.4             122.2
                               =====================================================================================================

                                     KeySpan
                               Segment Information
                         Six Months Ended June 30, 2005
                            (In Millions of Dollars)

                                                                                          Total
                                        Gas         Electric     Energy       Energy    Operating      Reconcili-         Total
                                   Distribution     Services   Investments   Services    Segments        ations        Consolidation

 Unaffiliated Revenues                2,846.5        869.1        18.8         88.6      3,823.0             -             3,823.0
 Intersegment Revenues                      -          4.6           -          6.3         10.9         (10.9)                  -
                                 ---------------------------------------------------------------------------------------------------
                                      2,846.5        873.6        18.8         94.9      3,833.8         (10.9)            3,823.0
                                 ---------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                        1,815.1            -           -            -      1,815.1          (4.6)            1,810.5

 Purchased Fuel                             -        291.9         0.3            -        292.3           0.0               292.3

 Operations and Maintenance             356.9        330.2        11.7         95.8        794.7         (15.7)              779.0

 Depreciation, Depletion and
  Amortization                          143.9         46.0         3.2          3.9        196.9           6.7               203.6

 Operating Taxes                        108.4         88.8         1.8          0.8        199.7           6.1               205.8

                                 ---------------------------------------------------------------------------------------------------
 Total  Operating Expenses            2,424.2        756.9        17.0        100.5      3,298.6          (7.5)            3,291.2
                                 ---------------------------------------------------------------------------------------------------

 Income From Equity Investments          (0.0)           -        10.0            -         10.0             -                10.0

                                          0.0            -         0.1            -          0.1             -                 0.1

                                 ---------------------------------------------------------------------------------------------------
 Operating Income                       422.3        116.7        11.9         (5.6)       545.4          (3.4)              541.9
                                 ===================================================================================================

                                     KeySpan
                               Segment Information
                         Six Months Ended June 30, 2004
                            (In Millions of Dollars)

                                                         Energy Investments
                                                       ------------------------
                                                                                               Total
                                    Gas      Electric    Houston      Other       Energy     Operating   Reconcili-        Total
                               Distribution  Services  Exploration   Investments  Services    Segments     ations      Consolidation

 Unaffiliated Revenues             2,604.2    792.9       268.1        37.3        86.0       3,788.4          -           3,788.4
 Intersegment Revenues                   -        -           -         2.5         5.4           8.0       (8.0)                -
                               -----------------------------------------------------------------------------------------------------
                                   2,604.2    792.9       268.1        39.8        91.4       3,796.4       (8.0)          3,788.4
                               -----------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                     1,589.7        -           -           -           -       1,589.7          -           1,589.7

 Purchased Fuel                          -    231.7           -         0.2           -         231.9          -             231.9

 Operations and Maintenance          340.5    319.2        39.4        23.0       110.1         832.2      (33.9)            798.3

 Depreciation, Depletion
  and Amortization                   143.7     44.0       106.4        54.0         4.0         352.2        7.9             360.2

 Operating Taxes                     115.4     82.9         3.9         3.2         0.8         206.2        6.4             212.6

                               -----------------------------------------------------------------------------------------------------
 Total  Operating Expenses         2,189.4    677.8       149.7        80.4       114.9       3,212.3      (19.6)          3,192.7
                               -----------------------------------------------------------------------------------------------------

 Income From Equity Investments          -        -         2.5        11.6           -          14.1          -              14.1

                               -----------------------------------------------------------------------------------------------------
 Operating Income                    414.7    115.1       120.9       (29.0)      (23.5)        598.2       11.6             609.8
                               =====================================================================================================